                                                                         Ex 10.1

                                                               EXECUTION VERSION

                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                            SILVERLEAF RESORTS, INC.

                                   AS SELLER,

                                       AND

                    ALGONQUIN WATER RESOURCES OF TEXAS, INC.

                                       AND

                   ALGONQUIN WATER RESOURCES OF MISSOURI, INC.

                                       AND

                   ALGONQUIN WATER RESOURCES OF ILLINOIS, INC.

                                       AND

                   ALGONQUIN WATER RESOURCES OF AMERICA, INC.

                                       AND

                           ALGONQUIN POWER INCOME FUND

                           COLLECTIVELY AS PURCHASERS

                          DATED AS OF AUGUST 29, 2004

                            ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT ("Agreement") dated effective as of the 29 day of August, 2004 (the "Effective Date"), is by and between SILVERLEAF RESORTS, INC., a Texas corporation (the "Seller"), and ALGONQUIN WATER RESOURCES OF TEXAS, INC., a Delaware corporation ("Texas Purchaser"); ALGONQUIN WATER RESOURCES OF MISSOURI, INC., a Delaware corporation ("Missouri Purchaser"), ALGONQUIN WATER RESOURCES OF ILLINOIS, INC., a Delaware corporation (Illinois Purchaser") and ALGONQUIN WATER RESOURCES OF AMERICA, INC., a Delaware corporation and ALGONQUIN POWER INCOME FUND, a Canadian income trust (collectively, the "Parent Purchaser", the Texas Purchaser, Missouri Purchaser, Illinois Purchaser and Parent Purchaser collectively referred to as the "Purchasers").

                                   BACKGROUND

     WHEREAS Seller owns water treatment plants, water wells, lines, wastewater collection systems, wastewater treatment plants and certain other related assets located at certain resorts ("Resorts") in Texas, Illinois and Missouri as follows:

STATE      RESORT                  LOCATION
-----      ------                  --------
Texas      Holly Lake              Wood County, TX
           Hill Country Resort     Comal County, TX
           Piney Shores Resort     Montgomery County, TX
           The Villages            Smith County, TX
Illinois   Fox River Resort        LaSalle County, IL
Missouri   Holiday Hills Resort    Taney County, MO
           Ozark Mountain Resort   Stone County, MO
           Timbercreek Resort      Jefferson County, MO

     WHEREAS such water supply and distribution and wastewater collection and treatment and all other related assets are utilized and necessary for the provision of water supply and wastewater treatment services to the resort communities and other customers at the locations indicated above (hereinafter collectively called the "Facilities").

     WHEREAS Seller desires to sell and Purchasers desire to purchase all assets owned by Seller and used in the operation of the Facilities on the terms and conditions set forth in this Agreement.

     WHEREAS Seller also desires to sell and Purchasers desire to purchase all real property owned and utilized by Seller which is necessary and utilized in the operation of the Facilities, said real property being more particularly described in Exhibit "A" attached hereto and incorporated herein by reference (the foregoing real property being hereinafter collectively called the "Real Property").

     WHEREAS Purchaser intends to continue to conduct water supply and wastewater treatment utility operations at each of the Facilities and desires also to acquire the goodwill and other intangible assets associated with or necessary for the conduct of such operations at such Facilities (said operations conducted at the Facilities being collectively called the "Utilities").

     IN CONSIDERATION of the mutual promises of the parties; in reliance on the representations, warranties, covenants, and conditions contained in this Agreement; and for other good and valuable consideration, the parties agree as follows:

                                    AGREEMENT

                                    ARTICLE 1
                                   DEFINITIONS

     1.01. SPECIFIC DEFINITIONS. Unless otherwise stated in this Agreement, the following terms shall have the following meanings:

     "Affiliate": Any Person that, directly or indirectly, controls, or is controlled by, or under common control with, another Person. For the purposes of this definition, "control" (including the terms "controlled by" and "under common control with"), as used with respect to any Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or by contract or otherwise.

     "Applicable Law": All applicable provisions (domestic or foreign) of all
(i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes and Orders of or with any Governmental Body, and
(ii) Governmental Approvals.

     "Assets": As defined in Section 2.01 hereof.

     "Assignment and Assumption": As defined in Section 9.01(c) hereof.

     "Bill of Sale": As defined in Section 9.01(b) hereof.

     "Claims": As defined in Section 2.01(f) hereof.

     "CCN": means the certificate of convenience and necessity issued in respect of the operation of the Utilities by the regulatory agency governing the operation of such utilities in the state in which the utility is located.

     "Closing": As defined in Section 2.07(c) hereof.

     "Closing Date": As defined in Section 2.07(c) hereof.

     "Code": The Internal Revenue Code of 1986, as amended.

     "Consent": Any consent, approval, authorization, action, waiver, permit, grant, franchise, concession, agreement, license, exemption or Order of, registration, certificate, declaration or filing with, or report or notice to, any Person (including foreign Persons), including any Governmental Body.

     "Cure Notice": As defined in Section 3.03 hereof.

     "Damages": Any and all damages, claims, obligations, demands, assessments, penalties, fines, liabilities (joint or several), costs (including compliance costs), punitive damages, losses, diminution in value, defenses, judgments, suits, proceedings, disbursements and expenses (including disbursements, expenses and reasonable fees of attorneys, accountants, consultants and other professional advisors and of expert witnesses, costs of investigation and preparation, litigation and costs of settlement) of any kind whatsoever, whether fixed or contingent, suffered or incurred by a Person.

     "Deed": As defined in Section 9.01(a) hereof.

     "Effective Date": As defined in the opening paragraph hereof.

     "Environmental Law": Any and all federal, state, local, and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of Hazardous Materials or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials or wastes or the cleanup or other remediation thereof.

     "Fixed Assets": As defined in Section 2.01(c) hereof.

     "GAAP": Generally accepted accounting principles for financial reporting in the United States, applied on a basis consistent with the basis on which the balance sheet and any other financial statements were prepared.

     "Governmental Approval": Any Consent of, from or with any Governmental
Body.

     "Governmental Body": Any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency, authority or instrumentality, domestic or foreign.

     "Hazardous Material": Any waste, substance, material, smoke, gas or particulate matter that: (i) is or contains asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum or petroleum-derived substances or wastes, radon gas or related materials, (ii) requires investigation, removal, regulation or remediation under any Environmental Law, or is defined, listed or identified as a "hazardous material", "hazardous waste" "hazardous substance" "toxic substance", "contaminant", or "pollutant" thereunder, or (iii) is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous or dangerous or is regulated by any Governmental Body or Environmental Law.

     "Illinois Assets": Means that portion of the Assets, Facilities and Utilities which is located in the State of Illinois.

     "Including" or "Includes": Means including without limitation or includes without limitation.

     "Inspection Period": As defined in Section 6.03 hereof.

     "Knowledge": The terms "knowledge," "awareness," and "belief" and any similar term or words of like import shall mean the current actual knowledge, awareness or belief of a Seller following inquiry with respect to the subject matter of the representation and/or warranty being given.

     "Liability or Liabilities": Any commitments, debts, liabilities, obligations (including contract and capitalization lease obligations), indebtedness, accounts payable and accrued expenses of any nature whatsoever (whether any of the foregoing are known or unknown, secured or unsecured, asserted or unasserted, absolute or contingent, direct or indirect, accrued or unaccrued, liquidated or unliquidated and/or due or to become due), including any liability or obligation for Taxes.

     "Lien": All mortgages, deeds of trust, claims, liens, security interests, pledges, leases, conditional sale contracts, rights of first refusal, options, charges, liabilities, obligations, agreements, easements, rights-of-way, limitation, encroachment, powers of attorney, limitations, reservations, restrictions, and other encumbrances of any kind.

     "Missouri Assets": Means that portion of the Assets, Facilities and Utilities which is located in the State of Missouri.

     "Notices": As defined in Section 10.02 hereof.

     "Objections": As defined in Section 3.03 hereof.

     "Operating Agreements": As defined in Section 2.01(d) hereof.

     "Order": Any order, writ, injunction, directive, decree, judgment, award, restriction, decision or determination of, or agreement with, any Governmental Body.

     "Outside Date": Means the date which is one hundred fifty (150) days following the Effective Date.

     "Permits": All permits, authorizations, qualifications, certificates, consents, approvals, registrations, variances, exemptions, rights-of-way, franchises, privileges, immunities, grants, ordinances, licenses, waivers and other rights of every kind and character (a) under any (i) Applicable Law, (ii) Order or (iii) contract with any Governmental Body, or (b) granted by any Governmental Body.

     "Permitted Encumbrances": (i) Liens for Taxes and assessments not yet due and payable or which are being challenged in good faith and with respect to which adequate reserves have been established in the Financial Statements and the amounts being challenged is included in the adjustment to Working Capital pursuant to Section 2.05 hereof;
(ii) informational filings made by equipment lessors under the Uniform Commercial Code; and (iii) landlord's liens created by statute and not by affirmative action of any landlord.

     "Permitted Exceptions": As defined in Section 3.03 hereof.

     "Person": An individual, partnership, joint venture, corporation, company, limited liability company, bank, trust, unincorporated organization, Governmental Body or other entity or group.

     "Proceeding": Any action, claim, suit, proceeding, litigation, arbitration, mediation, investigation, inquiry, complaint, grievance, review or notice or other process.

     "Purchase Price": As defined in Section 2.04 hereof.

     "Purchasers": As defined in the opening paragraph hereof and Purchaser means any one of them.

     "Real Property": As defined in the Recitals hereof.

     "Release": Any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of Hazardous Material into the indoor or outdoor environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks, and other receptacles containing or previously containing any Hazardous Material.

     "Seller": As provided in the opening paragraph hereof.

     "Services Agreement(s)" shall mean those agreements between the Seller and the respective Purchaser, and guaranteed by the Parent Purchaser, setting out terms, conditions and incorporating the principles set out in Schedule 7.06 hereof and governing the exclusive provision of water and/or wastewater services by the Purchaser at the resorts operated by the Seller.

     "Survey": As defined in Section 3.01 hereof.

     "Taxes": Any federal, state, local or foreign income, franchise, sales, excise, real or personal property, ad valorem or other Taxes, assessments, fees, levies, imposts, duties, deductions or other charges of any nature whatsoever (including interest and penalties) imposed by any Applicable Law.

     "Texas Assets": Means that portion of the Assets, Facilities and Utilities which is located in the State of Texas.

     "Threatened": Any matter or thing will be deemed to have been Threatened when used herein with respect to any party if that party has received notice from the Person to whom the threat is attributable or such Person's agents, which notice makes reference to and identifies the matter or thing being threatened or that party observes an action by the Person to whom the threat is attributable or such Person's agents that in the exercise of reasonable and prudent business judgment would cause such party to believe that the matter or thing is being threatened.

     "Title and Survey": As defined in Section 3.03 hereof.

     "Title and Survey Review Period": As defined in Section 3.03 hereof.

     "Title Commitment": As defined in Section 3.02 hereof.

     "Title Company": As defined in Section 3.02 hereof.

     "Title Policy": As defined in Section 3.04 hereof.

     "Transaction" or "Transactions": The acquisition of the Assets and the performance of the other covenants and the consummation of the transactions described in this Agreement.

     "Transaction Expenses": The expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the consummation of the Transactions, including all fees and expenses of counsel and representatives.

     "Working Capital": Means the consolidated assets of the Facilities as of 12:01 a.m. on the Closing Date that are treated under GAAP as current assets (including restricted cash) to which the Purchasers become entitled less consolidated liabilities of the Facilities as of 12:01 a.m. on the Closing Date that are treated under GAAP as liabilities for which the Purchasers become liable. Notwithstanding anything contained in the preceding sentence, the calculation of Working Capital shall include (i) as a current asset, any third party account receivable for services rendered by the Utilities before the Closing Date and (ii) as a current liability, any amount payable by the Purchasers on or after the Closing Date in respect of goods or services supplied to the Facilities before the Closing Date where no invoice for such amount has been received in respect thereof before the Closing Date.

     "Working Capital Threshold": Means an amount equal to ONE HUNDRED THOUSAND DOLLARS ($100,000.00).

     1.02. OTHER DEFINITIONS. Other terms shall have the meanings ascribed to them elsewhere herein.

                                   ARTICLE 2
                       SALE AND PAYMENT OF PURCHASE PRICE

     2.01. SALE OF ASSETS. Subject to the terms and conditions of this Agreement, on the Closing Date, Seller agrees to sell, convey, transfer, assign, and deliver to Purchasers, and Purchasers agree to purchase and accept from Seller all of the following assets, properties, rights, licenses and business of Seller (the "Assets"), being all the assets that are used by Seller in connection with the operation of the Utilities, free and clear of all Liens, except Permitted Encumbrances:

          (a) The Facilities, including the Real Property and (i) all of the buildings, structures and improvements in, upon and under the Real Property used by Seller in the operation of the Facilities, together with (ii) any and all collection or disbursement pipe lines, valves, manholes, lift stations (collectively, the "Lines") which are a part of, connected to, or serve the Facilities and are not located on or under the Real Property.

          (b) (i) Perpetual nonexclusive easements for all Lines which are not located on or under the Real Property and (ii) temporary easements, over, under and across any real property which is owned by Seller or its Affiliates but is not part of the Real Property, which are necessary to enable Purchaser to repair, maintain and replace the Lines.

          (c) All of the personal property and fixed assets of Seller that are located at the Facilities or used in connection with the operation of the Utilities including, without limitation, the personal property and fixed assets of Seller described on Exhibit "B" attached hereto (the "Personal Property and Fixed Assets"), together with all transferable warranties in connection therewith.

          (d) All of Seller's right, title and interest in and to all assignable contracts and agreements relating to the operation of the Utilities and to the upkeep, repair, maintenance or operation of the Facilities, the Personal Property and the Fixed Assets (the "Operating Agreements") which Purchaser gives notice, in writing, of its agreement to assume during the Inspection Period.

          (e) All of Seller's transferable Permits owned or used by Seller in the operation of the Facilities or Utilities, whether issued by any Governmental Body or any other Person (collectively, "Seller's Permits").

          (f) All of Seller's rights, claims and causes of action relating to the Assets (the "Claims").

          (g) All lists and records pertaining to the use and operation of the Assets, the Facilities and Utilities, including without limitation, information pertaining to customers, rates, billings, personnel and agents and all other drawings, books, ledgers, files, documents, and business records of every kind and nature of Seller relating to the Assets, Utilities or the Facilities (collectively, the "Seller's Records").

          (h) All of Seller's stock, membership interests, partnership interests or other ownership interests in and to any Affiliates of Seller which own or operate any of the Assets.

     2.02. ALLOCATION TO VARIOUS PURCHASERS. In respect of the transaction of purchase and sale contemplated herein, Texas Purchaser shall purchase from Seller the Texas Assets, Missouri Purchaser shall purchase from Seller the Missouri Assets and Illinois Purchaser shall purchase the Illinois Assets. The Purchase Price shall be allocated among the assets in accordance with the allocation set out in Schedule 2.02 hereto (providing that the Parties acknowledge that Schedule 2.02 shall not be prepared until prior to Closing).

     2.03. LIABILITIES. Seller covenant to retain and Purchasers shall not assume any of the Liabilities of Seller or relating to the Assets, except for
(i) those Liabilities arising and relating to events that occur on or after the Closing Date either under the Operating Agreements assumed by Purchasers pursuant to this Agreement or with respect to the Assets that Purchasers have agreed to purchase pursuant to this Agreement; or (ii) those Liabilities in respect of which adjustments have been made in the Working Capital.

     2.04. CONSIDERATION FOR THE SALE. In consideration of the sale and transfer of the Assets of Seller to the Purchasers and the representations, warranties, and covenants of Seller set forth in this Agreement, on the Closing Date Purchasers shall pay to Seller the amount of THIRTEEN MIILLION TWO HUNDRED THOUSAND ($13,200,000.00) DOLLARS, as may be adjusted in accordance herewith (the "Purchase Price"), which Purchase Price shall be paid by the Purchasers to the Seller as follows:

          (a) By release from the escrow account by the Title Company to the account of Seller, an amount equal to the Earnest Money; and

          (b) By way of immediately available funds, an amount equal to the Purchase Price less amounts paid to Seller in Section 2.04(a) above.

     2.05. WORKING CAPITAL ADJUSTMENT. On the date which is three (3) business days prior to the Closing Date, Seller shall deliver to Purchasers an estimate of the Working Capital together with additional backup information as may be required by Purchasers, acting reasonably, to confirm such calculation.

          (a) In the event that the Working Capital exceeds the Working Capital Threshold, the Purchase Price shall be increased by the amount by which the Working Capital exceeds the Working Capital Threshold.

          (b) In the event the Working Capital is less than the Working Capital Threshold, the Purchase Price shall be decreased by the amount by which the Working Capital Threshold exceeds the Working Capital.

Within sixty (60) days after the Closing, the Purchasers shall prepare and deliver to the Seller a revised calculation of the Working Capital together with reasonable backup information as may be requested by Seller to confirm such calculation. In the event the revised Working Capital delivered by Purchasers differs from the Working Capital estimate delivered by Seller on or before the Closing Date, within fifteen (15) days following the date of receipt of the revised Working Capital calculation by Seller, Seller and Purchaser shall, as an adjustment to the Purchase Price, pay or refund, as the case may be, such amount so that the Purchase Price adjustment contemplated in Section 2.05(a) and 2.05(b) is correctly performed.

     2.06. DEPOSIT OF EARNEST MONEY. The Parent Purchaser shall make deposits of immediately available funds with the Title Company in accordance with the following:

          (a) Within three (3) business days after the mutual execution of this Agreement by Seller and Purchasers, Parent Purchaser will deposit with the Title Company the amount of ONE HUNDRED THOUSAND DOLLARS ($100,000.00);.

          (b) Not later than 5:00 p.m. (Dallas, Texas time) on the last day of the Inspection Period and subject to the earlier termination of this Agreement by Parent Purchaser as provided for in Section 6.03 herein, Parent Purchaser shall deposit with the Title Company an additional amount equal to NINE HUNDRED THOUSAND DOLLARS ($900,000).

The Title Company shall hold the funds deposited by Parent Purchaser hereunder (such funds together with accrued interest referred to as "Earnest Money") in an interest-bearing account satisfactory to Seller and Parent Purchasers, both acting reasonably. All interest earned on the funds held by Title Company shall constitute a portion of the Earnest Money and shall be disbursed with the funds deposited by Parent Purchaser as provided elsewhere herein.

     2.07. RELEASE OF EARNEST MONEY. The Purchasers and Seller shall jointly instruct Title Company to release the Earnest Money in accordance with the following:

          (a) To Seller, at the Closing, as a payment by the Purchasers of a portion of the Purchase Price;

          (b) upon termination of this Agreement pursuant to Section 10.11, other than termination pursuant to Section 10.11(h); an amount equal to ONE HUNDRED DOLLARS ($100.00) to Seller as valuable consideration for the execution of this Agreement by Seller, and the balance to the Parent Purchaser,

          (c) as liquidated damages, to Seller, in the event of termination of this Agreement pursuant to Section 10.11(h).

     2.08. CLOSING. The Closing of the sale and the transfer of the Assets (the "Closing") shall take place at the offices of the First Land Title, 5068 W. Plano Parkway, Suite 300, Plano, Texas 75093, tel: (972) 447-8366, fax: (972) 738-8513 (Attn: Lois McGrew) (the "Title Company"). The Closing shall occur on or before the date which is sixty (60) days after the expiration of the Inspection Period provided for in Section 6.03 below or at some earlier or later time as may be mutually agreed to by the Purchasers and Seller (the "Closing Date").

                                    ARTICLE 3
       SURVEYS, TITLE COMMITMENTS, TITLE DOCUMENTS AND DUE DILIGENCE ITEMS

     3.01. SURVEY. Within twenty (20) days after the Effective Date, Seller shall cause to be delivered to Purchasers Seller's most current as-built land title surveys of the Real Property (the "Survey"). Purchasers may, at Purchasers' sole cost and expense, cause the Surveys to be updated and certified to Purchasers and the Title Company. The Survey shall form the basis for the legal description of the Real Property.

     3.02. TITLE COMMITMENT. Within twenty (20) days after the Effective Date, Seller, at Seller's sole cost and expense, shall furnish to Purchasers current commitments (the "Title Commitment") for the issuance of an Owner's Policy of Title Insurance for the Real Property to Purchaser through First Land Title, 5068 W. Plano Parkway, Suite 300, Plano, Texas 75093, tel: (972) 447-8366, fax:
(972) 738-8513 (Attn: Lois McGrew) (the Title Company), together with legible copies of all documents (the "Title Documents") constituting exceptions to Seller's title as reflected in the Title Commitment, including legible copies of the current plats, if any, filed in the map and plat records.

     3.03. TITLE AND SURVEY REVIEW. Purchasers shall have a period of forty-five
(45) days (the "Title and Survey Review Period") from the Effective Date to review the Title and Survey and to provide notice in writing to Seller as to any matters therein to which Purchasers object (the "Objections"). If Purchasers fail to provide such notice prior to the expiration of the Title and Survey Review Period, Purchasers shall be deemed to have approved and accepted Title and Survey and all matters set forth on Schedule B of the Title Commitment shall be deemed permitted exceptions (referred to as "Permitted Exceptions"), and Purchasers shall accept title to the Real Property subject to such Permitted Exceptions.

If Purchasers notify Seller in writing of any Objections prior to the expiration of the Title and Survey Review Period, Seller shall then have a period of ten
(10) days after its receipt of such notice to (i) use its reasonable efforts to cure the Objections (provided Seller shall have no obligation to cure any of the Objections), or (ii) to notify Purchasers in writing of any Objections Seller cannot or will not cure (the "Cure Notice"). If Seller fails to deliver a Cure Notice in accordance herewith, Seller shall be deemed to accept the obligation to cure the Objections prior to Closing.

Upon Purchasers' receipt of the Cure Notice, Purchasers shall have until the expiration of the Inspection Period (as hereinafter defined) to either (i) terminate this Agreement by written notice to Seller, with neither party hereto being thereafter obligated to the other, except as to those provisions that expressly survive hereunder, or (ii) waive the Objections by written notice to Seller and proceed to Closing with all uncured Objections constituting Permitted Exceptions.

Notwithstanding anything contained herein to the contrary, Seller may not, at any time after the Effective Date, place any encumbrances and/or restrictions on the Real Property without the prior written consent of Purchasers.

     3.04. TITLE POLICY. On or before the Closing Date, Seller shall furnish Purchasers in the name of the Purchaser which is purchasing the respective real property, at Seller's cost and expense (excluding any additional premium for the survey exception deletion), with an Owner's Policy of Title Insurance (the "Title Policy") issued through the Title Company on the standard form in use in the States of Texas, Illinois and Missouri, from a title insurance underwriter reasonably acceptable to Purchasers, insuring good marketable and indefeasible title to the Real Property in the appropriate Purchaser, subject only to the Permitted Exceptions.

     3.05. DUE DILIGENCE ITEMS. Without in any way limiting the scope of the due diligence review by Purchasers, Seller shall deliver to Purchasers the following:

          (a) Within fifteen (15) days after the Effective Date, at Seller's sole cost and expense, the following:

               (i) A Uniform Commercial Code search which reflects that any portion of the Assets which constitutes personal property or fixtures is free from any security interest other than security interests which shall be removed at or prior to Closing which the Seller undertakes to do and acceptable proof of such interests having been cleared will be delivered to the Purchaser at or prior to the Closing;

               (ii) A complete inventory of all tangible personal property owned or leased by Seller and used in connection with the Facilities;

               (iii) Copies of any reports or other correspondence related to the condition of property utilized in respect of the business carried on by the Facilities

               (iv) To the extent that they are in Seller's possession, copies of all certificates of occupancy and other governmental licenses or approvals relating to any portion of the Facilities but in any case Seller shall provide copies of all government licenses and approval which are required for the operation of the Utilities including, without limitation, the CCN, water use, well and discharge permits;

               (v) Copies of any service records or bills for repairs to any part of the Facilities for the prior three (3) years;

               (vi) Copies of all warranties relating to the Facilities;

               (vii) Unaudited operating financial statements for the Facilities for 12 month calendar years ended December 31, 2002 and December 31,2003 and for the six month period ending June 30, 2004; and

               (viii) Copies of the most recent rate cases submitted by each of the respective Utilities, correspondence related thereto and sufficient backup documentation to substantiate the rate base purported therein and backup documentation in respect of any additions or deletions to such rate base since the date thereof or in the case of unregulated utilities, sufficient backup documentation to support the book value amount represented as the value of the Assets used at the respective Utility.

          (b) Within twenty (20) days after the Effective Date, true, correct and complete copies of all Operating Agreements pertaining to the Assets and the Facilities.

          (c) Within thirty (30) days after the Effective Date, draft Services Agreements in respect of the Utilities for review and negotiation with the Purchasers.

                                   ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to Purchasers that the following is true, correct and complete as of the date of this Agreement and will be true, correct and complete through and as of the Closing:

     4.01. ORGANIZATION AND STANDING OF SELLER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Seller has full corporate power and authority to own and lease all of the properties and assets it now owns and leases and to carry on its business as now being conducted. Seller is in substantial compliance with applicable laws.

     4.02. AUTHORITY RELATIVE TO THIS AGREEMENT. Seller has full power and authority (corporate and otherwise) to execute, deliver and perform this Agreement (including execution, delivery and performance of the operative documents to which Seller is a party) and to consummate the transactions contemplated herein. The execution and delivery by Seller of this Agreement and the operative documents, and the consummation of the transactions will not violate Seller's organization documents or other obligations, have been or will be duly and validly authorized by the Board of Directors of Seller and the shareholders of Seller in accordance with applicable law, and no other corporate proceedings on the part of Seller are necessary with respect thereto and no additional consents or approvals other than those provided for herein are required. This Agreement has been duly and validly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms. Seller will take, and cause to be taken, all corporate or other action that is necessary for Seller to complete the transactions to be completed by Seller pursuant to this Agreement.

     4.03. LITIGATION MATTERS. Except as set forth on Schedule 4.03 there is no action, claim, demand, special assessments, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry, or investigation of any nature, civil, criminal, regulatory, or otherwise, in law or in equity, pending or, to the Knowledge of Seller, Threatened against the Assets, Facilities or Utilities or against or relating to the transactions contemplated by this Agreement, the Real Property and there is not, to the Knowledge of the Seller, any basis for the same.

     4.04. FINANCIAL STATEMENTS. The financial statements delivered by Seller to Purchasers pursuant to Section 3.05(vii) hereof have been prepared in accordance with GAAP and, to the Knowledge of Seller, properly and accurately reflect the revenues earned and costs incurred in the operation of the Facilities in respect of the periods covered by such financial statements.

     4.05. ALL ASSETS AND REAL PROPERTY. The Assets and Real Property, when considered together, include all assets, rights, properties, real property, easements and contracts used in the conduct of the business of the Facilities and Utilities in the manner it was conducted in the 60 day period prior to the Effective Date (normal wear and tear and replacements in the normal course of business excepted), including the service to all utility customers in substantially the same manner and service levels as provided by the Facilities and Utilities.

     4.06. ENVIRONMENTAL MATTERS.

          (a) Except as specifically disclosed to Purchasers by Seller in
     Schedule 4.04 hereto, no citations, fines, or penalties have been asserted against the Facilities under any Environmental Law or by the regulatory authority or jurisdiction in which the Facilities operate.

          (b) Other than as set out in Schedule 4.04, Seller has not received notice (verbal or written) of nor is it aware of any person making allegations that any of the Facilities are in violation of any applicable Environmental Law relating to any of its properties and assets, including the Real Property, or the use or ownership thereof, or to the operation of the business of the Facilities.

     4.07. DISCLAIMER. EXCEPT FOR THE REPRESENTATIONS OF SELLER SET FORTH HEREIN, SELLER MAKES NO REPRESENTATION OR WARRANTY AS TO THE TRUTH, ACCURACY OR COMPLETENESS OF ANY MATERIALS, DATA OR INFORMATION DELIVERED BY SELLER TO PURCHASER IN CONNECTION WITH THE TRANSACTION CONTEMPLATED HEREBY. EXCEPT FOR THE REPRESENTATIONS OF SELLER SET FORTH HEREIN PURCHASER ACKNOWLEDGES AND AGREES THAT ALL MATERIALS, DATA AND INFORMATION DELIVERED BY SELLER TO PURCHASER IN CONNECTION WITH THE TRANSACTION CONTEMPLATED HEREBY ARE PROVIDED TO PURCHASER AS A CONVENIENCE ONLY AND THAT ANY RELIANCE ON OR USE OF SUCH MATERIALS, DATA OR INFORMATION BY PURCHASER SHALL BE AT THE SOLE RISK OF PURCHASER.

                                   ARTICLE 5
                   PURCHASER'S REPRESENTATIONS AND WARRANTIES

     Purchasers, jointly and severally, represent and warrant to Seller that the following is true, correct and complete as of the date of this Agreement and will be true, correct and complete through and as of the Closing:

     5.01. ORGANIZATION AND STANDING OF PURCHASER. Each of the Purchasers is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware, with corporate power to own property and carry on its business as it is now being conducted.

     5.02. AUTHORITY RELATIVE TO THIS AGREEMENT. Each of the Purchasers has full power and authority to execute, deliver and perform this Agreement (including execution, delivery and performance of the operative documents) and to consummate the Transactions contemplated herein, subject to the conditions to Closing set forth in this Agreement. The execution and delivery by each of the Purchasers of this Agreement and the operative documents, and the consummation of the transactions, have been duly and validly authorized by the Board of Directors of such Purchaser and the shareholders of such Purchaser in accordance with Applicable Law, and no other corporate proceedings on the part of such Purchaser are necessary with respect thereto. This Agreement has been duly and validly executed and delivered by each of the Purchasers and constitutes the legal, valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms. Each of the Purchasers will take, and cause to be taken, all corporate action that is necessary for such Purchaser to complete the Transactions to be completed by it pursuant to this Agreement.

                                    ARTICLE 6
                                    COVENANTS

     6.01. PRE-CLOSING COVENANTS OF SELLER. Seller covenants with Purchasers that from and after the date of this Agreement until the Closing Date, Seller will:

          (a) BUSINESS OPERATIONS. Operate the Utilities and conduct their activities in substantial compliance with all applicable laws, and in the normal course of business and not introduce any material new method of management, operation, or accounting.

          (b) MAINTENANCE OF ASSETS AND PROPERTIES. Maintain all Assets in a similar or better operating condition and repair as at the date hereof, except for ordinary depreciation, wear, and tear.

          (c) ABSENCE OF LIENS. Not sell, pledge, lease, mortgage, encumber, dispose of, or agree to do any of these acts regarding any of the Assets, other than sale or disposition in the normal course of business.

          (d) MAINTAIN INSURANCE. Keep in force all existing policies of insurance, or comparable replacement policies of insurance, covering the Assets. It is agreed that Seller shall be entitled to cancel all such insurance on the first business day following Closing.

          (e) PERFORMANCE OF OBLIGATIONS. Perform all of Seller's obligations and not make any material amendment to such obligations under all agreements relating to or affecting the Assets.

          (f) NOTIFICATION OF LITIGATION. Promptly notify Purchasers in writing of any outstanding or Threatened claims, legal, administrative, or other Proceeding, or Orders against or involving Seller that could adversely affect the Transactions contemplated by this Agreement.

          (g) COOPERATE IN PUBLICITY. Coordinate any publicity regarding the Transactions with Purchasers. In this regard, it is agreed that the announcement to the general public of the consummation of the Transactions contemplated by this Agreement will be made at 8:00 a.m. on the next business day following Closing at a meeting of Seller's officers and employees and Purchasers' representatives.

          (h) OPERATING AGREEMENTS. Not modify, amend, cancel, or terminate any of the Operating Agreements for which Purchasers has notified Seller in writing during the Inspection Period that Purchasers desire to assume (provided that Seller shall not be obligated to renew any Operating Agreements that expire in accordance with their terms).

     Prior to the Closing, Seller shall cancel (or modify to exclude or eliminate the Assets and Utilities therefrom) all Operating Agreements which Purchasers have not agreed to assume.

          (i) PRESERVATION OF BUSINESS. Use its best efforts to preserve the Facilities intact, to keep available to Purchasers the services of the present employees of Seller (provided that Purchasers are not obligated to hire any employees of Seller), and to preserve for Purchasers the goodwill of the suppliers, customers and others having business relations with Seller.

          (j) NEGOTIATION OF SERVICES AGREEMENTS. Use its best and good faith efforts to negotiate the terms of services agreements with Purchasers in accordance with the principles set out in Schedule 7.06 hereto on or before the expiration of the Inspection Period (provided that the Inspection Period may be extended by mutual consent of Purchasers and Seller to provide sufficient time to complete such negotiations).

          (k) SUBMISSION FOR APPROVALS. Submit the necessary applications and supporting documents seeking regulatory approval of the transaction contemplated herein and shall, both before and following the Closing, supply any additional information which may be requested by the regulators in regards thereto.

     6.02. PRE-CLOSING COVENANTS OF PURCHASERS.

          (a) PURCHASERS' DETERMINATION AS TO OPERATING AGREEMENTS. Purchasers will notify Seller in writing prior to the expiration of the Inspection Period of those Operating Agreements which Purchasers will accept and assume at the Closing Date.

          (b) NEGOTIATION OF SERVICES AGREEMENTS. Use its best and good faith efforts to negotiate the terms of Services Agreements with Seller in accordance with the principles set out in Schedule 7.06 hereto on or before the expiration of the Inspection Period (provided that the Inspection Period may be extended by mutual consent of Purchasers and Seller to provide sufficient time to complete such negotiations).

          (c) ASSIST SEEKING APPROVALS. Purchasers shall provide such assistance and documentation as may be requested by the Seller, acting reasonably, to assist in securing all requisite approvals.

     6.03. PURCHASERS' INSPECTION. Purchaser shall have a period of sixty-five
(65) calendar days from the Effective Date, which period may be extended in accordance with Sections 3.03, 6.01(j) and 6.02(b) hereof (the "Inspection Period"), during which to obtain suitable financing and conduct such feasibility studies, including Phase I environmental studies, as Purchasers deem appropriate in an effort to determine whether or not to proceed with the Closing of the Transactions contemplated by this Agreement. Purchasers shall indemnify and hold Seller harmless from and against any and all claims, liabilities, and damages arising as a direct result of Purchasers' presence on the Real Property or the conduct of such studies and the foregoing indemnity shall expressly survive the closing or earlier termination of this Agreement.

     In the event Purchasers determine in their sole and absolute discretion that they do not wish to proceed with Closing, Purchasers may terminate this Agreement pursuant to Section 10.11(a) by giving written notice thereof to Seller on or prior to the expiration of the Inspection Period, in which event this Agreement shall automatically terminate, and the Earnest Money (less $100) shall be returned to Parent Purchaser in accordance with Section 2.07(b). If Purchasers terminate this Agreement prior to the expiration of the Inspection Period, Purchasers shall have no liability under this Agreement as a result of such termination except as herein provided. Purchasers agree that, having had the opportunity to inspect the Assets for defects and having had the right to terminate this Agreement in the event any defects are found, Purchasers will accept at Closing the Assets in an "as is, where is" condition, and Purchasers acknowledge that, other than as may be expressly set out herein, Seller is not making any representations or warranties with respect to the physical condition of the Assets.

     6.04. INVESTIGATION OF UTILITIES AND PROPERTIES. Seller agrees to allow and cooperate with Purchasers to make or cause to be made such investigation of the Assets and of their financial and legal condition as appropriate or advisable to familiarize itself therewith. Seller agrees to furnish Purchasers and Purchasers' employees, officers, agents, investment bankers, accountants, counsel and other representatives with all business records, financial records, operating information, and other data and information concerning the Assets and commitments of Seller with respect to the Assets as Purchasers shall from time to time reasonably request and will afford Purchasers and Purchasers' employees, officers, accountants, attorneys, agents, investment bankers and other authorized representatives access to review such documents and their books and records regarding the Assets and will be given opportunity to ask questions of, and receive answers from, representatives of Seller with respect to such matters.

     6.05. ADDITIONAL AGREEMENTS; NO SOLICITATION. Seller covenants and agrees that, until the sooner of the Closing or the termination of this Agreement, Seller will deal exclusively with the Purchasers with respect to the sale of the Assets, and Seller will not permit any of its respective Affiliates, agents or representatives (including investment bankers, attorneys and accountants) to, directly or indirectly (a) solicit, initiate, review, accept, engage in discussions or encourage submission of proposals or offers by, or (b) furnish any information with respect to, or otherwise cooperate in any way with, or participate in any discussions or negotiations with, any Person (other than Purchasers and their agents) with respect to any proposal regarding the acquisition or purchase of all or a material portion of the Assets.

     6.06. FURTHER ASSURANCES. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all commercially reasonable efforts to do all things necessary, proper or advisable under Applicable Laws and regulations to consummate and make effective the Transactions contemplated by this Agreement, including the obtaining of all Consents and Orders by any Governmental Body or other Person required in connection therewith and initiating or defending any legal action that is necessary or appropriate to permit the Transactions to be consummated. At any time after the Closing Date, if any further action is necessary, proper or advisable to carry out the purposes of this Agreement, then, as soon as is reasonably practicable, each party to this Agreement shall take, or cause its proper officers to take, such action. Each party hereto further agrees to cooperate fully with the other party after the consummation of the Transactions for the purpose of providing Purchasers with the information and access to information necessary to ensure Purchasers with a reasonably smooth transition into the ownership of the Assets. No party to this Agreement shall take or cause to be taken any action that would cause the representations or warranties expressed herein to be untrue or incorrect on the Closing Date.

     6.07. AGREEMENT REGARDING BROKERS. Each party agrees that it will pay or dispute, and hold the other party harmless from, any claims of brokers or others for finder's or brokerage fees asserted as a result of representations by such party to such brokers or others, regardless of whether the existence of such brokers or others are disclosed herein.

     6.08. NOTICE. Seller shall promptly give notice to Purchasers upon becoming aware of the occurrence or failure to occur, or of any event that would cause or constitute, any of its representations or warranties being or becoming untrue or any of its covenants being breached or a materially adverse event likely to effect the Utilities.

     6.09. PAYMENT OF LIABILITIES. Following the Closing, Seller shall promptly pay or otherwise satisfy all valid claims, Liabilities and obligations relating to the Assets or the Utilities incurred through to or arising out of events preceding the Closing Date other than those Liabilities in respect of which an adjustment is made to the Purchase Price in the calculation of Working Capital pursuant to Section 2.05 hereof. Purchasers agree to indemnify and hold Seller harmless of and from any and all claims, Liabilities, and obligations relating to the Assets or the Utilities based on events occurring subsequent to the date of Closing.

                                   ARTICLE 7
                  CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE

     The obligation of Purchasers to Close under this Agreement is subject to each of the following conditions (any one of which may, at the option of Purchasers, be waived by Purchasers) being satisfied on the Closing Date, or such earlier date as the context may require.

     7.01. REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Seller in this Agreement, the disclosures contained in the exhibits to this Agreement, and all other information delivered under this Agreement shall be true in all material respects at and as of the Closing Date as though each representation, warranty, and disclosure were made and delivered at and as of the Closing Date.

     7.02. COMPLIANCE WITH CONDITIONS. Seller shall comply with and perform all agreements, covenants, and conditions in this Agreement that are required to be performed and complied with by Seller before or coincident with the Closing.

     7.03. NO PROCEEDINGS OR VIOLATIONS. No Proceeding, legal or administrative, by any Governmental Body or Person relating to any of the Transactions contemplated by this Agreement shall be Threatened or commenced and no violation of Applicable Law shall have occurred with respect to the Utilities, the Assets or the Facilities that, in the discretion of Purchasers and their counsel, both acting reasonably, would prohibit or materially impair Purchasers from Closing this Transaction.

     7.04. CHANGE OF COMMITMENT. There shall be no change in the matters reflected in the Title Commitment, and there shall not exist any encumbrance or title defect affecting the Subject Property not described in the Title Commitment except for the Permitted Exceptions.

     7.05. CHANGE OF SURVEY MATTERS. There shall be no changes in the matters reflected in the Survey, and there shall not exist any easement, right-of-way, encroachment, waterway, pond, flood plain, conflict or protrusion with respect to any of the Real Property not shown on the Survey.

     7.06. SERVICES AGREEMENT. Seller shall have executed and delivered the Services Agreement(s).

                                    ARTICLE 8
                   CONDITIONS TO SELLER'S OBLIGATION TO CLOSE

     The obligation of Seller to Close under this Agreement is subject to each of the following conditions (any one of which, at the option of Seller, may be waived in writing by Seller) being satisfied on the Closing Date.

     8.01. CORPORATE ACTION. All corporate and stockholder action necessary to consummate the transactions contemplated in this Agreement shall be properly taken by Purchasers.

     8.02. COMPLIANCE WITH CONDITIONS. Purchasers shall comply with and perform all agreements, covenants, and conditions in this Agreement that are required to be performed and complied with by Purchasers before or coincident with the Closing.

     8.03. NO PROCEEDINGS OR VIOLATIONS. No Proceeding, legal or administrative, by any Governmental Body or Person relating to any of the Transactions contemplated by this Agreement shall be Threatened or commended and no violation of Applicable Law shall have occurred with respect to the Utilities, the Assets or the Facilities that, in the discretion of Seller and its counsel, both acting reasonably, would prohibit or materially impair Seller from Closing the Transactions.

     8.04. APPROVAL OF SELLER'S LENDERS. Seller shall have obtained written approval and consent to the transactions necessary to close under this Agreement as required under the terms and conditions of any debt instruments, agreements or other obligations binding Seller, Seller's Affiliates or the Assets upon terms and conditions acceptable to Seller in its sole discretion. If Seller's Lenders fail to approve the Closing of the transaction contemplated under this Agreement, Seller shall pay to the Purchasers an amount equal to FIFTY THOUSAND ($50,000) DOLLARS as compensation for the time and expenses incurred by the Purchasers in conducting due diligence inspections and contract negotiations.

     8.05. SERVICES AGREEMENT. Purchasers shall have executed and delivered the Services Agreement(s).

                                   ARTICLE 9
                       PARTIES' OBLIGATIONS AT THE CLOSING

     9.01. SELLER'S OBLIGATIONS AT THE CLOSING. At the Closing, Seller shall execute, if appropriate, and shall deliver to Purchaser:

          (a) Special Warranty Deeds in a form acceptable to Purchasers sufficient to convey to Purchasers the Real Property (the "Deed");

          (b) Bills of Sale and Assignments in a form acceptable to Purchasers sufficient to convey to Purchasers all rights, title, and interest in and to all of the Assets being sold to Purchasers under the terms of this Agreement (the "Bill of Sale");

          (c) An Assignment and Assumption Agreement in form acceptable to Purchasers, assigning only the Operating Agreements which Purchasers have agreed to assume at Closing (the "Assignment and Assumption");

          (d) The Title Policies, in the form specified in Section 3.04 hereof;

          (e) The Easements in a form acceptable to Purchasers sufficient to enable Purchasers to use all Lines as described in Section 2.01(b) (the "Easements");

          (f) A certification signed by Seller containing the following: (i) Seller's U.S. Taxpayer Identification Number; (ii) the address of Seller; and (iii) a statement that Seller is not a foreign person within the meaning of Sections 1445 and 7701 of the IRC (i.e., Seller is not a nonresident alien, foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Code and applicable regulations);

          (g) All of Seller's Records and other documentation in the possession of Seller necessary to operate and to use all Assets being sold to Purchasers in this Agreement;

          (h) Evidence of Seller's authorization to consummate the transactions contemplated hereby;

          (i) Possession of the Real Property, subject only to the Permitted Exceptions;

          (j) Executed Services Agreement(s) as contemplated in Section 7.06 hereof;

          (k) Such documentation and approvals as may be required by Purchasers, acting reasonably, to permit continued operation of the Utilities under the business names under which the Utilities currently operate. Purchasers shall cause the Utilities to change such operating names as soon as is practically possible following Closing and shall indemnify Seller for any claims, damages or other costs incurred or suffered by Seller arising from operation of the Utilities by the Purchasers under their current business names following Closing; and

          (l) Such other documents as are reasonably required to consummate the transactions contemplated hereby.

     9.02. PURCHASERS' OBLIGATIONS AT CLOSING. At the Closing, Purchasers shall:
(a) deliver the Purchase Price in immediately available funds to the Title Company; and (b) execute and/or deliver, as appropriate, to Seller against delivery of the items specified in Section 9.01, above:

          (a) the Bill of Sale;

          (b) the Assignment and Assumption;

          (c) Evidence of each of the Purchasers authorization to consummate the transactions contemplated hereby;

          (d) Executed Services Agreement(s) as contemplated in Section 8.05 hereof; and

          (e) Such other documents as are reasonably required to consummate the transactions contemplated hereby.

     9.03. PAYMENT OF EXPENSES. Seller shall pay at or prior to Closing all sums owed to suppliers, vendors, contractors and any other third parties pertaining to the Utilities and the Assets incurred prior to the Closing, including all amounts owing under the Operating Agreements other than amounts in respect of which adjustments have been made to the Working Capital in accordance with
Section 2.05 hereof. Liability between Seller and Purchasers for real estate ad valorem taxes, charges and assessments, utility charges and other operating expenses pertaining to the Facilities shall be prorated at the Closing, effective as of the Closing Date, based upon actual days involved. All other income and ordinary operating expenses for or pertaining to the Facilities, including, but not limited to, public utility charges, and all other normal operating charges of the Facilities, shall be prorated at Closing effective as of the Closing Date. All maintenance and service contract expenses (whether or not service is continued by Purchasers) and utility charges shall be determined to the date of the Closing and shall be the liability of Seller. In connection with the proration of real property taxes and assessments, in the event that actual figures for the year of Closing are unavailable on the Closing Date, an estimated proration shall be made utilizing figures from the preceding year, with said proration to be adjusted in immediately available funds between the parties, based on actual taxes and assessments for the year of Closing, at the time such actual taxes and assessments are determined and available.

     9.04. TRANSACTION EXPENSES. Seller shall be responsible for the payment of all items herein agreed to be paid by Seller, including, without limitation, the payment of (i) the title insurance premiums with regard to the Title Policy, and
(ii) fifty percent (50%) of all escrow fees. Purchasers shall be responsible for the payment of all items herein agreed to be paid by Purchasers, including without limitation, the payment of (i) all costs and expenses related to Purchasers' due diligence, inspections and investigations pursuant hereto, (ii) all recording fees, and (iii) fifty percent (50%) of all escrow fees. Each party shall pay its own Transaction

Expenses. The obligation of each party to pay its own Transaction Expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

                                   ARTICLE 10
                               GENERAL PROVISIONS

     10.01. SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND COVENANTS. The representations, warranties, covenants, and agreements of the parties contained in this Agreement or contained in any writing delivered pursuant to this Agreement shall survive the Closing for a period of twelve (12) months.

     10.02. NOTICES. All notices, demands, or other communications of any type (herein collectively referred to as "Notices") given by the Seller to the Purchasers or by the Purchasers to the Seller, whether required by this Agreement or in any way related to the transaction contracted for herein, shall be void and of no effect unless given in accordance with the provisions of this
Section 10.02. All Notices shall be in writing and delivered to the person to whom the notice is directed, either (a) by telephonic facsimile communication,
(b) by United States Mail, as a registered or certified item, return receipt requested or (c) nationally recognized overnight or local courier service. Any of the Notices may be delivered by the parties hereto or by their respective attorneys. Any notice delivered by telephonic facsimile communication shall be deemed effective after being transmitted to the applicable telephone facsimile numbers set forth below. Notices delivered by overnight or local courier shall be effective upon receipt. Notices delivered by registered or certified mail shall be deemed effective two (2) days after being deposited in a post office or other depository under the care or custody of the United States Postal Service, enclosed in a wrapper with proper postage affixed, with return receipt requested, or on the date of refusal to accept delivery of the notice, and addressed as follows:

     If to Seller:       Silverleaf Resorts, Inc.
                         Attn: Robert E. Mead
                         1221 River Bend Drive, Suite 120
                         Dallas, Texas 75247
                         Telephone: (214) 631-2266
                         Facsimile: (214) 905-0514

     With copy to:       George R. Bedell, Esq.
                         Meadows Owens Collier Reed Cousins & Blau, L.L.P.
                         901 Main St., Suite 3700
                         Dallas, TX 75202
                         Telephone: (214) 744-3700
                         Facsimile: (214) 747-3732

     If to Purchasers:   c/o Algonquin Water Resources of America, Inc.
                         Attn: Ian Robertson
                         2845 Bristol Circle
                         Oakville, Ontario L6H 7H7
                         Telephone: (905) 465 4500
                         Facsimile: (905) 465 4540

     With copy to:       Snell & Wilmer L.L.P.
                         One Arizona Center
                         400 E. Van Buren
                         Phoenix, Arizona 85004-2202
                         Phone: (602) 382-6381
                         Facsimile: (602) 382-6070
                         Attn: Michael M. Donahey

Either party hereto may change the address for notice specified above by giving the other party five (5) days advance written notice of such change of address.

     10.03. ASSIGNMENT OF AGREEMENT. This Agreement shall be binding on and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. This Agreement may be assigned by the Purchasers to one or more of their respective subsidiaries however any such assignment shall in no way diminish the continuing obligation of the Purchasers in respect of all obligations and undertakings set out in this Agreement.

     10.04. GOVERNING LAW. This Agreement shall be construed and governed by the laws of the State of Texas.

     10.05. AMENDMENTS; WAIVER. This Agreement may be amended only in writing by the mutual consent of all of the parties, evidenced by all necessary and proper corporate authority. No waiver of any provision of this Agreement shall arise from any action or inaction of any party, except an instrument in writing expressly waiving the provision executed by the party entitled to the benefit of the provision.

     10.06. ENTIRE AGREEMENT. This Agreement, together with any documents and exhibits given or delivered pursuant to this Agreement, constitutes the entire agreement between the parties to this Agreement. No party shall be bound by any communications between them on the subject matter of this Agreement unless the communication is (a) in writing, (b) bears a date contemporaneous with or subsequent to the date of this Agreement, and (c) is agreed to by all parties to this Agreement.

     10.07. SALES AND TRANSFER TAXES. Purchasers shall be responsible for and pay all sales, transfer, deed, duties, stamp and other similar taxes and transfer and recording fees applicable to the Transactions contemplated by this Agreement.

     10.08. CONFIDENTIALITY. Purchasers and Seller agree that they will not disclose or in any way furnish any information relating to the amount of the Purchase Price and the terms and conditions of payment thereof to any other person or entity, nor shall they authorize, permit or in any way aid in such disclosure, except (i) in response to legal process not initiated by, on behalf of, or on advice of the party from which the information is sought or persons or attorneys acting on behalf of said party, or (ii) to the extent disclosure is required for tax purposes, or (iii) to the extent disclosure is required to be made in financial statements or to a court or other governmental entity or stock exchange, or (iv) to individuals or entities providing legal, accounting, tax or financial advice to a party, or (v) to financing sources, potential or otherwise, or (vi) to the extent reasonably necessary to (a) enforce any of the agreements and covenants contained in this Agreement or (b) enforce or enjoy any other rights or remedies.

     10.09. RISK OF LOSS. Risk of all loss, destruction, or damage to the Assets, or any portion thereof, from any and all causes whatsoever until the Closing shall be borne by Seller. In the event that any portion of the Assets are damaged by fire or other casualty, or all or any portion of the Assets is condemned or taken by eminent domain by any competent authority for any public or quasi-public use or purpose, or preliminary steps in such condemnation for eminent domain proceedings shall have been taken before the Closing Date, Seller shall give immediate notice thereof to Purchasers. In such event, Purchasers, at their option, may either (i) terminate this Agreement by written notice to Seller within ten (10) days after Purchasers has received the notice referred to above or at the Closing, whichever occurs first; or (ii) proceed to complete Closing as provided herein with abatement of the Purchase Price only to the extent that any insurance proceeds are paid or payable to any third parties other than Seller or Purchasers, and Seller shall assign to Purchasers at Closing all of the rights and interests of Seller in and to any insurance proceeds or condemnation awards which may be paid or payable to Seller on account of any such occurrence; provided, however, that Seller shall pay to Purchasers in cash at Closing a sum equal to any amounts which are deductible under any existing insurance policies applicable to such occurrence.

     10.10. EMPLOYEES OF SELLER. Seller acknowledges that Purchasers are under no legal obligation to employ any personnel presently employed by Seller at the Facilities and that Purchasers shall not assume any obligation of Seller to such employees, including, without limitation, any COBRA obligations. With the exception of Seller's Vice President of Resort Operations, Purchasers may offer employment to such persons currently employed by Seller with respect to the Utilities as Purchasers in their sole discretion shall determine. Purchasers shall have the absolute right to establish all terms and conditions of employment, including wages, benefits and benefit plans, for any employees of Seller to whom it chooses to make an offer of employment to be employed by Purchasers. All such offers of employment shall be on the terms and conditions established by Purchasers and shall be contingent upon employment commencing with Purchasers. Seller agrees not to discourage any such individuals who are offered employment by Purchasers from accepting employment with Purchasers.

     10.11. TERMINATION. This Agreement may be terminated:

          (a) By notice given prior to or at the Closing, by Purchasers if any of the conditions in Article 7 have not been satisfied as of the Outside Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Purchasers to comply with its obligations under this Agreement) and Purchasers have not waived such condition on or before the Outside Date;

          (b) By notice given prior to or at the Closing, by Seller, if any of the conditions in Article 8 has not been satisfied as of the Outside Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with Seller's obligations under this Agreement) and Seller has not waived such condition on or before the Outside Date;

          (c) By mutual consent of Purchasers and Seller;

          (d) By Purchasers in their sole and absolute discretion by notice to Seller given before the close of the Inspection Period;

          (e) By any of Purchasers or Seller, if prior to the expiration of the Inspection Period the parties fail to agree on the terms of a Services Agreement(s) pursuant to Schedule 7.06 hereof.;

          (f) By Seller if Purchasers fail to deposit funds with the Title Company as contemplated under Section 2.06(b) hereof;

          (g) By Purchaser if a material breach of any provision of this Agreement has been committed by Seller and such breach has not been waived or cured within ten (10) days after written notice of such breach has been provided to Seller by Purchasers; and

          (h) By Seller, if all of the conditions in Article 7 have been satisfied and all of the conditions in Article 8 have been satisfied (or waived) and Purchasers fail to close the transaction contemplated herein or if a material breach of any provision of this Agreement has been committed by Purchasers, or any of them, and such breach has not been waived or cured within ten (10) days after written notice of such breach has been provided to Purchasers by Seller.

     Each party's right of termination under this Section 10.11 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 10.11(a) or Section 10.11(b), all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 6.03 and 9.04 hereof will survive; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

     10.12. REMEDIES. In the event that Seller fails to timely comply with all conditions, covenants and obligations of Seller hereunder, such failure shall be an event of default and Purchasers shall have the option (i) to terminate this Agreement by providing written notice thereof to Seller, in which event the earnest money (less $100.00) shall be returned immediately to Parent Purchaser by the Title Company and the parties hereto shall have no further liabilities or obligations one unto the other; (ii) to waive any defect or requirement and close this Agreement; or (iii) to sue Seller for specific performance or for actual damages; provided, however, that, in the event that Seller violates its obligations pursuant to this Agreement and the closing does not occur as a result thereof, Purchasers' right to obtain any damages hereunder shall be limited to the recovery of Purchasers' out-of-pocket expenses, and in no event shall Purchaser have the right to sue for any other damages, including consequential damages, lost profits or punitive damages.

     In the event that Purchasers fail to timely comply with all conditions, covenants, and obligations Purchasers have hereunder, such failure shall be an event of default, and Seller's sole remedy shall be to terminate this Agreement pursuant to Section 10.11(h) and receive the Earnest Money. The Earnest Money is agreed upon by and between the Seller and Purchasers as liquidated damages due to the difficulty and inconvenience of ascertaining and measuring actual damages, and the uncertainty thereof, and no other damages, rights, or remedies shall in any case be collectible, enforceable, or available to the Seller other than in this paragraph defined, and Seller shall accept the earnest money as Seller's total damages and relief.

                                   ARTICLE 11
                            POST CLOSING OBLIGATIONS

     11.01. PERMIT TRANSFERS. To the extent, any Permits are non-transferable to Purchasers or can not be transferred in a timely manner prior to Closing, Seller shall, at the option of Purchasers, either (i) request cancellation of such Permit or (ii) continue to hold such Permit in trust on behalf of Purchasers, subject to the indemnification of Seller by Purchasers in respect thereof and Purchasers and Seller agree to cooperate and use commercially reasonable efforts to promptly effect the transfer of such Permits to the Purchasers.

     11.02. INDEMNIFICATION OF PURCHASERS. Seller shall indemnify, defend and hold harmless the Purchaser and its representative officers, directors, successors and assigns from and against any and all costs, expenses, losses, damages, fines, penalties or liabilities (including without limitation interest that may be imposed in respect thereof, court costs, reasonable attorneys' fees and accounting fees) actually incurred or arising out of, in respect to, in connection with, or arising from (i) any breach of any representation or warranty made by Seller and contained in this Agreement; or (ii) a breach by Seller of any covenant, restriction or agreement made by or applicable to Seller and contained in this Agreement. Notwithstanding the foregoing or anything to the contrary contained herein, it is understood and agreed that the representations and warranties set forth herein shall survive the Closing of this Agreement only for a period of one (1) year following the date of Closing, but not thereafter, and Seller shall have no liability of any kind whatsoever for any breach thereof except to the extent a claim is asserted against Seller within such one (1) year period. If any of the representations and warranties set forth herein are determined at anytime on or before the date of Closing to be untrue or unfulfilled, then Purchasers, as Purchasers' sole and exclusive remedy, may terminate this Agreement by providing written notice of such termination to Seller, in which event the Earnest Money (less $100.00) shall be returned to Purchasers and thereafter neither Seller nor Purchasers shall have any further liabilities or obligations one unto the other.

     11.03. DELAYED APPROVALS. To the extent that it is not possible to secure the required approvals of all the Governmental Body(s) who may have jurisdiction over matters relating to the transfer of the Assets or to the transfer of the respective Utilities' CCN or such other approvals or transfers as may be required, Purchasers and Seller agree to cooperate and to do all commercially reasonable things following the Closing to secure such approvals for the transfers in the shortest time possible. It is acknowledged by the parties hereto that, given the current delays inherent in the process, there is a likelihood that definitive regulatory approvals will only be secured following the Closing and that, notwithstanding the completion of Closing, the transactions contemplated herein remain contingent on the granting by the respective regulator or Governmental Body having jurisdiction thereover of such approval and that the Closing shall remain subject to rescission if the required approvals are not granted. The parties hereto may enter into additional undertakings at or prior to the Closing when a clearer understanding of the process and the timelines for securing such approvals are more certain. In the event of a rescission, the entire Transaction must be rescinded, and, in such event, Seller will be required to refund to Purchasers the entire purchase price payable hereunder, and Purchasers shall return to Seller all Assets having been purchased hereunder in the same or better condition as such Assets were in when transferred to Purchasers.

     Signed on August 29, 2004.

SELLER:                                 PURCHASER:

SILVERLEAF RESORTS, INC.                ALGONQUIN WATER RESOURCES OF AMERICA,
                                        INC.


By: /S/ HARRY J. WHITE, JR.             By: /S/ IAN ROBERTSON
    ---------------------------------       ------------------------------------
Name: Harry J. White, Jr.               Name: Ian Robertson
Title: CFO                              Title: Authorized Signing Officer


                                        ALGONQUIN POWER INCOME FUND


                                        By: /S/ IAN ROBERTSON
                                            ------------------------------------
                                        Name: Ian Robertson
                                        Title:
                                               ---------------------------------


                                        ALGONQUIN WATER RESOURCES OF TEXAS, INC.


                                        By: /S/ EDMUND PAMATAT
                                            ------------------------------------
                                        Name: Edmund Pamatat
                                        Title: VP Corp Dev

                                        ALGONQUIN WATER RESOURCES OF MISSOURI,
                                        INC.


                                        By: /S/ EDMUND PAMATAT
                                            ------------------------------------
                                        Name: Edmund Pamatat
                                        Title: VP Corp Dev


                                        ALGONQUIN WATER RESOURCES OF ILLINOIS,
                                        INC.


                                        By: /S/ EDMUND PAMATAT
                                            ------------------------------------
                                        Name: Edmund Pamatat
                                        Title: VP Corp Dev

List of Exhibits and Schedules to Agreement, not filed herewith:

Exhibit A: REAL PROPERTY
Exhibit B: Fixed Assets
Schedule 2.02: Allocation of Purchase Price
Schedule 4.03: Litigation
Schedule 4.04: Environmental Matters
Schedule 7.06: Terms of Services Agreements
Schedule 7.06(B): Rate Base for Rate Making Purposes at Non-Regulated Utilities